ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77M

Immediately after the close of business on May 1, 2009, the Fundamental Value Trust  acquired the assets (subject to all the liabilities) of Core Equity Trust in exchange for the shares of the Fundamental Value Trust. The transaction was approved by the Board of Trustees of each portfolio on December 17-19, 2008 and by shareholders of the Core Equity Trust on April 20, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on May 1, 2009, the American Growth-Income Trust acquired the assets (subject to all the liabilities) of U.S. Large Cap Trust in exchange for the shares of the American Growth-Income Trust. The transaction was approved by the Board of Trustees of each portfolio on December 17-19, 2008 and by shareholders of the U.S. Large Cap Trust on April 20, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on May 1, 2009, the American Asset Allocation Trust acquired the assets (subject to all the liabilities) of Income & Value Trust in exchange for the shares of the American Asset Allocation Trust. The transaction was approved by the Board of Trustees of each portfolio on December 17-19, 2008 and by shareholders of the Income & Value Trust on April 20, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on May 1, 2009, the Mid Value Trust acquired the assets (subject to all the liabilities) of Mid Cap Value Trust in exchange for the shares of the Mid Value Trust. The transaction was approved by the Board of Trustees of each portfolio on December 17-19, 2008 and by shareholders of the Mid Cap Value Trust on April 20, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on May 1, 2009, the Small Company Value Trust acquired the assets (subject to all the liabilities) of Small Company Trust in exchange for the shares of the Small Company Value Trust. The transaction was approved by the Board of Trustees of each portfolio on December 17-19, 2008 and by shareholders of the Small Company Trust on April 20, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on May 1, 2009, the Equity-Income Trust acquired the assets (subject to all the liabilities) of Classic Value Trust in exchange for the shares of the Equity-Income Trust. The transaction was approved by the Board of Trustees of each portfolio on December 17-19, 2008 and by shareholders of the Classic Value Trust on April 20, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2008 attached as Sub-Item 77Q Exhibit F.